Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)

indie Semiconductor, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value of $0.0001 per share, issuable pursuant to the Registrant’s 2021 Omnibus Equity Incentive Plan	Rule 457(c) and Rule 457(h)	7,000,000	$8.21	$57,470,000.00	0.0001102	$6,333.19
Equity	Class A Common Stock, par value of $0.0001 per share, issuable pursuant to the Registrant’s 2023 Inducement Incentive Plan	Rule 457(c) and Rule 457(h)	6,000,000	$8.21	$49,260,000.00	0.0001102	$5,428.65
Total Offering Amounts					$106,730,000.00		$11,761.65
Total Fee Offsets							-
Net Fee Due							$11,761.65

(1)This Registration Statement covers, in addition to the number of shares of indie Semiconductor, Inc., a Delaware corporation (the “Company” or the “Registrant”), Class A common stock, par value $0.0001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the indie Semiconductor, Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) and the indie Semiconductor, Inc. 2023 Inducement Equity Plan (“Inducement Plan”), as a result of one or more adjustments under each of the 2021 Plan and Inducement Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on August 8, 2023, in accordance with Rule 457(c) of the Securities Act.

(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on August 8, 2023, in accordance with Rule 457(c) of the Securities Act.